As filed with the Securities and Exchange Commission on October 6, 2016

Registration No. 333-11631

Registration No. 333-16479

Registration No. 333-29259

Registration No. 333-48161

Registration No. 333-55882

Registration No. 333-108786

Registration No. 333-156051

Registration No. 333-156050

Registration No. 333-178001

Registration No. 333-178003

Registration No. 333-189132

Registration No. 333-193187

Registration No. 333-191556

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-3 REGISTRATION STATEMENT NO. 333-11631

FORM S-3 REGISTRATION STATEMENT NO. 333-16479

FORM S-3 REGISTRATION STATEMENT NO. 333-29259

FORM S-3 REGISTRATION STATEMENT NO. 333-48161

FORM S-3 REGISTRATION STATEMENT NO. 333-55882

FORM S-3 REGISTRATION STATEMENT NO. 333-108786

FORM S-3D REGISTRATION STATEMENT NO. 333-156051

FORM S-3 REGISTRATION STATEMENT NO. 333-156050

FORM S-3 REGISTRATION STATEMENT NO. 333-178001

FORM S-3 REGISTRATION STATEMENT NO. 333-178003

FORM S-3 REGISTRATION STATEMENT NO. 333-189132

FORM S-3ASR REGISTRATION STATEMENT NO. 333-193187

FORM S-3ASR REGISTRATION STATEMENT NO. 333-191556

UNDER THE SECURITIES ACT OF 1933

PARKWAY PROPERTIES, INC.

(Clinic Sub Inc., as successor by merger to Parkway Properties, Inc.)

(Exact name of registrant as specified in its charter)

Maryland	1-11533	74-2123597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bank of America Center, 390 North Orange Avenue, Suite 2400

Orlando, Florida

(Address of Principal Executive Offices)

32801

(Zip Code)

(407) 650-0593

(Registrant’s telephone number, including area code)

Pamela F. Roper

Secretary

Clinic Sub Inc.

as successor by merger to

Parkway Properties, Inc.

191 Peachtree Street NE, Suite 500

Atlanta, GA 30303

(404) 407-1000

(Name, address and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: N/A.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”), filed by Parkway Properties, Inc. (the “Registrant”), deregister all shares of the Registrant’s common stock, par value $0.001 per share (“Shares”), and any other securities remaining unissued under the following Registration Statements on Form S-3 (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•	Registration Statement on Form S-3 (No. 333-11631), filed with the Commission on September 9, 1996, as amended, pertaining to the registration of 1,140,000 Shares for resale, from time to time, by the selling shareholder named in the Registration Statement.

•	Registration Statement on Form S-3 (No. 333-16479), filed with the Commission on November 20, 1996, as amended, pertaining to the registration of an indeterminate amount of Shares, shares of preferred stock, par value $0.001 per share, of the Registrant (“Preferred Shares”), Preferred Shares represented by depositary shares and unsecured convertible debt securities, with an aggregate offering price of up to $100,000,000.

•	Registration Statement on Form S-3 (No. 333-29259), filed with the Commission on June 30, 1997, as amended, pertaining to the registration of an indeterminate amount of Shares, Preferred Shares, Preferred Shares represented by depositary shares and unsecured convertible debt securities, with an aggregate offering price of up to $150,000,000.

•	Registration Statement on Form S-3 (No. 333-48161), filed with the Commission on March 18, 1998, as amended, pertaining to the registration of 2,400,000 Preferred Shares.

•	Registration Statement on Form S-3 (No. 333-55882), filed with the Commission on February 20, 2001, as amended, pertaining to the registration of 2,217,857 Shares for resale, from time to time, by the selling shareholder named in the Registration Statement.

•	Registration Statement on Form S-3 (No. 333-108786), filed with the Commission on September 12, 2003, as amended, pertaining to the registration of an indeterminate amount of Shares, Preferred Shares and warrants to purchase Shares or Preferred Shares, with an aggregate offering price of up to $300,000,000.

•	Registration Statement on Form S-3D (No. 333-156051), filed with the Commission on December 10, 2008, pertaining to the registration of 150,000,000 Shares to be offered in connection with the Registrant’s Dividend Reinvestment and Stock Purchase Plans.

•	Registration Statement on Form S-3 (No. 333-156050), filed with the Commission on December 10, 2008, pertaining to the registration of an indeterminate amount of Shares, Preferred Shares and warrants to purchase Shares or Preferred Shares, with an aggregate offering price of up to $300,000,000.

•	Registration Statement on Form S-3 (No. 333-178001), filed with the Commission on November 16, 2011, pertaining to the registration of an indeterminate amount of Shares, Preferred Shares and warrants to purchase Shares or Preferred Shares, with an aggregate offering price of up to $300,000,000.

•	Registration Statement on Form S-3 (No. 333-178003), filed with the Commission on November 16, 2011, as amended, pertaining to the registration of 1,800,000 Shares for resale, from time to time, by the selling shareholder named in the Registration Statement.

•	Registration Statement on Form S-3 (No. 333-189132), filed with the Commission on June 6, 2013, pertaining to the registration of an indeterminate amount of Shares, Preferred Shares, Preferred Shares represented by depositary shares, warrants to purchase Shares or Preferred Shares and rights to purchase Shares, with an aggregate offering price of up to $1,000,000,000.

•	Registration Statement on Form S-3ASR (No. 333-193187), filed with the Commission on January 3, 2014, pertaining to the registration of 139,334 Shares, issuable upon the exercise of options to purchase Shares held by individuals, certain of whom are not, and have not been, employees of the Registrant.

•	Registration Statement on Form S-3ASR (No. 333-191556), filed with the Commission on June 6, 2013, pertaining to the registration of an indeterminate amount of Shares, Preferred Shares, Preferred Shares represented by depositary shares, warrants to purchase Shares or Preferred Shares and rights to purchase Shares.

On October 6, 2016, pursuant to the Agreement and Plan of Merger, dated as of April 28, 2016 (as amended or supplemented from time to time, the “Merger Agreement”), by and among the Registrant, Cousins Properties Incorporated (“Cousins”) and certain other parties named therein, including Clinic Sub Inc., a wholly owned subsidiary of Cousins (“Merger Sub”), the Registrant and Cousins completed the previously announced merger (the “Merger”) whereby the Registrant merged with and into Merger Sub, with Cousins becoming the parent entity of the combined company.

In connection with the completion of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all Shares and other securities registered under the Registration Statements but not sold under the Registration Statements.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, Clinic Sub Inc., as successor by merger to the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the above-referenced Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 6th day of October, 2016.

Clinic Sub Inc.

By:	/s/ Pamela F. Roper
Name: Pamela F. Roper
Title: Secretary

Note: Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements.